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                                                                 EXHIBIT 10.9(h)

                            EIGHTH AMENDMENT TO LEASE

THIS EIGHTH AMENDMENT TO LEASE (hereinafter "Amendment") is made this twenty-fifth day of January 2002, by and between McCANDLESS LIMITED, a California limited partnership (Landlord") and NOVACEPT, a California corporation formerly known as Envision Surgical Systems, Inc. ("Tenant").

                                    RECITALS

         A. Tenant currently leases from Landlord approximately eleven thousand tour hundred and sixty-one (11,461) square feet of space as described in Exhibit A attached hereto (the "Premises") of which approximately eight thousand six hundred and fifty (8,650) square feet of space is located at 1,047 Elwell Court, Palo Alto, California ("1047 Elwell") and approximately two thousand eight hundred and eleven (2,811) square feet of additional space is located at 1056 Elwell Court, Palo Alto ("1056 Elwell") pursuant to that certain lease dated August 26, 1998 as amended by the First Amendment To Lease dated July 8, 1996, the Second Amendment To Lease dated May 13, 1998, the Third Amendment To Lease dated July 13, 1999, the Fourth Amendment To Lease dated August. 4, 2000, the Fifth Amendment To Lease dated September 30, 2000, the Sixth Amendment To Lease dated January 5, 2001 and the Seventh Amendment To Lease dated June 12, 2001 ("Lease").

         B. Tenant desires to expand the Premises in two phases to include (i) an additional three thousand seven hundred and eighty-four (3,784) square feet of space located at 1054 Elwell Court, Palo Alto, California as described in Exhibit A attached hereto ("1054 Elwell") and (ii) an additional three thousand five hundred and twenty (3,520) square feet of space located at 1052 Elwell Court, Palo Alto, California as described in Exhibit A attached hereto ("1052 Elwell"). Together, 1052 Elwell and 1054 Elwell comprise seven thousand three hundred and four (7,304) square feet of space. Both 1052 Elwell and 1054 Swell are currently occupied by ZF Microsystems, Inc., whose term expires January 31, 2002. ZF Microsystems, Inc. intends to vacate 1054 Elwell and to reduce its space to only 1052 Elwell as of January 31, 2002 and Landlord and ZF Microsystems, Inc. intend to extend the term for ZF Microsystems, Inc. in. 1052 Elwell until June 30, 2002.

         C. The term of the Lease respecting the 1047 Elwell Space expires on December 31, 2003 and the term of the Lease respecting the 1056 Elwell Space expires on January 31, 2002. Tenant desires to extend the term of the Lease respecting the 1056 Elwell Space for twenty-three (23) additional months until December 31, 2003, Tenant also desires to lease 1054 Elwell from the sooner of February 1, 2002 or the date Landlord obtains legal possession of, and Tenant occupies, 1051 Swell until December 31, 2003. Tenant further desires to lease 1052 Elwell from the sooner of July 1, 2002 or the date Landlord obtains legal possession of, and Tenant occupies, 1052 Elwell until December 31,2003.

         D. As described in the Sixth Amendment To Lease, Tenant extended the term for the 8,650 square foot 1047 Elwell space from January 1, 2001 through December 31, 2003 at the monthly basic rent rate of $5.50 par spare foot with five percent (5%) annual increases, The annual adjustments ate scheduled So occur on January 1 of each year except for calendar year 2002 when the adjustment is scheduled to occur on February 1, 2002 as described in the Seventh Amendment To Lease. In the Sixth Amendment To Lease, Tenant also extended the term for the 2,811 square soot 1036 Elwell space at $5.50 per square foot but only until June 30, 2001. From July 1, 2001 through January 31, 2002, the monthly rate for 1056 Elwell was reduced to $2,50 per square fool as described is the Seventh Amendment To Lease From February 1, 2002 through December 31, 2002 the monthly basic rent rats for 1056 Elwell shall be $1.80 per square foot, increasing to $2.20 per square

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foot from January 1, 2003 through December 31, 2003. From the later of February
1, 2002 or the date landlord obtains legal possession of 10S4 Elwell through December 31, 2002 the monthly basic rent rate for 1054 Elwell shall be $1,80 per square foot, increasing to $2.20 pet square foot from January 1, 2003 through December 31, 2003. From the later of July 1, 2002 or the date landlord obtains legal possession of 1051 Elwell through December 31, 2002 the monthly basic rent rate for 1052 Elwell shall be $1.80 per square foot, increasing to $2.20 per square foot from January 1, 2003 through December 31, 2003.

         D. Landlord is willing to so expand the Premises and extend the term of the Lease on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Expansion into 1054 Elwell. As of the later of February 1, 2002 or the date ZF Microsystems, Inc. vacates 1034 Elwell, Landlord obtains legal possession of, and delivers to Tenant, 1054 Elwell or the date Tenant occupies 1054 Elwell if Tenant so occupies 1054 Elwell prior to February 1, 2002 ("1054 Expansion Commencement Date"), the Premises shall be expanded to include the 1054 Elwell as described above and the total square footage of the Promises shall be fifteen thousand two hundred and forty-five (15,245) square feet.

         2. Expansion into 1052 Elwell. As of the later of July 1, 2002 or the date ZF Microsystems, Inc. vacates 1052 Elwell and Landlord obtains legal possession of, and delivers to Tenant, 1054 Elwell or the date Tenant occupies 1052 Elwell if Tenant so occupies 1052 Elwell prior to July 1, 2002 ("1052 Expansion Commencement Date"), the Premises shall be expanded to include 1052 Elwell as described above and the total square footage of the Premises shall be eighteen thousand seven hundred and sixty-five (18,765) square feet

         3. Term. The term of the Lease respecting 1056 Elwell is hereby extended for twenty-three (23) additional months from February 1, 2002 until December 31, 2003. The term of the Lease respecting 1054 Elwell shall be from the 1054 Expansion Commencement Date until December 31, 2003. The term of the Lease respecting 1052 Elwell shall be from fee 1052 Expansion Commencement Date until December 31, 2003.

         4. Basic Rent. As of January 1, 2002, the monthly basic rent as described in Paragraphs 4 (a) and 5 of the Lease shall continue to be fifty four thousand and six hundred and two and 50/100 dollars ($54,602.50) per month. The calculation for such basic rent is reached by multiplying 8,650 square feet x $5.50 per square foot plus 2,811 square feet by $2.50 square for foot.

         5. Adjustments to Basic Rent. The monthly basic rent shall be adjusted as follows

            January 1, 2002 through January 31, 2002       $54,602.30 per month

            February 1, 2002 * through June 30, 2002       $61,824.75 per month

            July 1, 2002 ** through December 31, 2003      $68,160.75 per month

            January 1, 2003 through December 31, 2003      $74,704.44 per month

         * or the 1054 Expansion Commencement Date

         ** or fee 1052 Expansion Commencement Date

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         In the event Tenant occupies 1054 Elwell prior to February 1, 2002 or the 1054 Expansion Commencement Date occurs after February 1, 2002, or Tenant occupies 1052 Elwell prior to July 1, 2002 or the 1052 Expansion Commencement Date occurs after July 1, 2002, then the basic rent shall be adjusted and prorated accordingly.

         5. Common Area Charges. Tenant shall continue to pay its proportionate share of common area charges as set forth in paragraphs 5 (b) and 16 of the Lease and paragraph 5 of the Second Amendment To Lease. Upon the 1054 Expansion Commencement Date, Tenant's proportionate share of such common area charges shall be 55.52% of the common area charges allocable to the building in which 1047 Elwell is located and 37.48% of the common area charges allocable to file building in which 1054 Elwell and 1056 Elwell are located. Upon the 1052 Expansion Commencement Date, Tenant's proportionate share of such common area charges shall be 55.52% of the common area charges allocable to the building in which 1047 Elwell is located and 57.49% of the common area charges, as described in paragraphs 5 (b) and 16 of the Lease, allocable to the building in which 1052 Elwell, 1054 Elwell and 1056 Elwell are located.

          6. Tenant Improvements. Tenant is leasing, and accepts, 1052 Elwell and 1054 Elwell form Landlord "as is" in their existing condition as of the date hereof except for the carpeting in 1052 Elwell and the two wall openings connecting 1052 Elwell and 1054 Elwell as described below. Landlord shall have no obligation to alter or improve 1052 Elwell and 1054 Elwell except only to close the two wall openings connecting 1052 Elwell and 1054 Elwell and to create opening between 1054 and 1056 Elwell and to replace the existing carpeting in 1052 Elwell, all at Tenant's expense and so long as Tenant is not in default under the Lease. Landlord shall seal the wall openings between 1052 Elwell and 1054 Elwell with materials to match the existing wall promptly after ZF Microsystems, Inc. vacates, and Landlord obtains legal possession of, 1054 Elwell. Tenant shall pay to Landlord the cost of closing and sealing such wall openings in three equal monthly installments with the first installment due within thirty (30) days of receipt by Tenant from Landlord of an invoke for such wall closing and sealing supported by an itemization of the final cost of such wall closing work. Promptly after ZF Microsystems, Inc. vacates, and Landlord obtains legal possession of, 1052 Elwell, Landlord shall, at Tenant's expense,
(i) reopen and refinish the two wall openings between 1052 Elwell and 1054 Elwell (ii) replace the existing carpeting in 1052 Elwell with new office standard carpeting of a make, color, grade and weight mutually agreed upon between Landlord and Tenant and (iii) dismantle, remove and store furniture and cubicles as needed to replace the existing carpet in 1052 Elwell and then reassemble and restore such furniture and cubicles to their prior configuration. Tenant shall pay to Landlord the cost of replacing such carpeting in 1052 Elwell (and the cost of dismantling, removing, storing and reassembling such furniture and cubicles) in six (6) equal monthly installments with the first installment due within thirty (30) days of receipt by Tenant from Landlord of an invoice for such carpet replacement and furniture disassembly, removal and reassembly supported by an itemization of the final cost of such work. Notwithstanding the above, the, cumulative cost to Tenant of all the work described above shall not exceed eighteen thousand dollars ($19,300.00) Landlord shall pay, at Landlord's expense, any costs of such work exceeding eighteen thousand dollars ($19,300.00)

         Tenant shall have decided upon carpet selection and all other color and material specifications by April 15, 2002. If the 1054 Expansion Commencement Date or the 1052 Expansion Commencement Date is delayed due in any respect to Tenant's acts or omissions, including, without limitation. Tenant's failure to meet the schedule set forth above, or due to construction delays related to any changes required by Tenant, or due to any other failures by Tenant to perform its obligations under this Eighth Amendment To Lease or otherwise under the Lease, then any such delays all be deemed Tenant caused delays for purposes of determining the 1054 Expansion Commencement Date and the 1052 Expansion Commencement Date and neither of such commencement dates shall be delayed due to such

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Tenant caused delays.

         Within ten (10) business days after commencement of the 1054 Expansion Commencement Date and the 1052 Expansion Commencement Date respectively, Tenant shall deliver to Landlord a list of items ("Punch list") that Tenant believes Landlord should complete or correct in order for 1054 Elwell and 1052 Elwell to be acceptable. Landlord shall commence to complete or correct the items as soon as possible, except those items that Landlord contends are not justified. If Tenant does not deliver the Punch List to Landlord within the ten (10) day period, Tenant shall be deemed to have accepted 1054 Elwell and 1052 Elwell, respectively, and approved the construction. Nothing in this paragraph 6 shall delay the 1054 Expansion Commencement Date or the 1052 Expansion Commencement Date or Tenant's obligation to pay rent or to make other payments due Landlord under the Lease.

         7. Brokers. Each party represents that it has not had any dealings with any real estate broker, finder or other person with respect to this Amendment and that there are no leasing commissions to be paid by Landlord or Tenant in connection, with this transaction. Each party hereto shall hold harmless the other party from all damages, loss or liability resulting from any claims that may be asserted against fee other party by any broker, finder or other person with whom such party has dealt, or purportedly has dealt in connection with this transaction.

         8. Restatement of Other Lease Terms. Except as specifically modified herein, all, other terms, covenants and conditions of the Lease, including Tenant's obligation to pay common area charges, shall remain in fall force and effect.

         9. Capitalized Terms. All capitalized terms used in this Eighth Amendment To Lease shall possess the same meaning ascribed to that term in the Lease.

         10. Conflicts. in the event of any conflict between the Lease on the one hand and this Eighth Amendment To Lease on the other, the terms of this Eighth Amendment To Lease shall govern and control.

         11. Counterparts. This Eighth Amendment To Lease may be executed in identical counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LANDLORD:                                    TENANT:

McCANDLESS LIMITED,                          NOVACEPT, a California corporation
a California limited partnership             formerly known as Envision Surgical
                                             Systems Inc.

By: /s/ [ILLEGIBLE]                          By: /s/ [ILLEGIBLE]
----------------------------------           -----------------------------------
Jean McCandless or Sandra Simons, as Trustee             (Signature)
under the March 17, 1998 Restatement of the
Charles S. McCandless and Jean A.            By: /s/ D.R. Nathe
McCandless Inter Vivos Trust Agreement       -----------------------------------
dated January 25, 1977, as amended by                   (Printed Name)
amendments dated April 14 1998 and
July 27, 1999, a General Partner             By: /s/ VP Operations
                                             -----------------------------------
                                                           (Title)

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                                   EXHIBIT A

                                  [FLOOR PLAN]